Exhibit 99.2
Regency Energy Partners LP Increases Cash Distribution by 2.6%
DALLAS, Jan. 25, 2008 — Regency Energy Partners LP (Nasdaq: RGNC) announced today a cash distribution of 40 cents per outstanding common and subordinated unit for the fourth quarter ended December 31, 2007. This represents a 2.6% increase in the distribution paid for the previous quarter and a 14.3% increase over the minimum quarterly distribution. The distribution is equivalent to $1.60 on an annual basis and will be paid on February 14, 2008, to unitholders of record at the close of business on February 7, 2008.
Regency Energy Partners will hold a quarterly conference call to discuss fourth-quarter 2007 results on Friday, February 29, 2008, at 10 a.m. Central Time (11 a.m. Eastern Time).
The dial-in number for the call is 1-800-591-6945 in the United States, or +1-617-614-4911 outside the United States, pass code 16035259. A live webcast of the call can be accessed on the investor information page of Regency Energy Partners’ Web site at www.regencyenergy.com. The call will be available for replay for 7 days by dialing 1-888-286-8010 (from outside the U.S., +1-617-801-6888), pass code 80152952. A replay of the broadcast will also be available on the Partnership’s Web site.
Regency Energy Partners LP (Nasdaq: RGNC) is a growth-oriented, midstream energy partnership engaged in the gathering, compressing, processing, marketing and transporting of natural gas and natural gas liquids. Regency’s general partner is owned by an affiliate of GE Energy Financial Services, a unit of GE (NYSE: GE). For more information, visit the Regency Energy Partners LP Web site at www.regencyenergy.com.
This press release may contain forward-looking statements as defined under the federal securities laws regarding Regency Energy Partners (“Partnership”), including projections, estimates, forecasts, plans and objectives. These statements are based on management’s current projections, estimates, forecasts, plans and objectives and are not guarantees of future performance. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control. These risks and uncertainties include, but are not limited to, changes in laws and regulations impacting the natural gas gathering, processing and transporting industry, the level of creditworthiness of the Partnership’s counterparties, the

Partnership’s ability to access the debt and equity markets, the Partnership’s use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time to time in the Partnership’s transactions, changes in commodity prices, interest rates and demand for the Partnership’s services, expectations about (and the demand for) the natural gas compression business, weather and other natural phenomena, industry changes including the impact of consolidations and changes in competition, the Partnership’s ability to obtain required approvals for construction or modernization of the Partnership’s facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking information.
In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than the Partnership has described. The Partnership undertakes no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise. Information contained in this press release is unaudited and is subject to change.
CONTACT:
Investor Relations:
Shannon Ming
Director, Investor Relations
Regency Energy Partners
214-239-0093
Shannon.ming@regencygas.com

Media Relations:
Elizabeth Browne Cornelius
HCK2 Partners
972-716-0500 x26
elizabeth.cornelius@hck2.com